[LOGO]            SNODGRASS
                  ---------
                  CERTIFIED PUBLIC ACCOUNTANTS
                  AND CONSULTANTS





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We consent to the incorporation by reference in this Registration Statement on Form S-8 of SE Financial Corp. of our reported dated January 29, 2007, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-KSB for the year ended October 31, 2006.



/s/S.R. Snodgrass, A.C.

Wexford, Pennsylvania
March 19, 2007





             S.R. Snodgrass, A.C. o 2100 Corporate Drive, Suite 400
           o Wexford, Pennsylvania 15090-7647 o Phone (724) 934-0344
                           o Facsimile (721) 934-9345